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                                 Exhibit (m)(24)

Agency Trading Agreement dated August 14, 2001, as amended April 1, 2002 between
    Key Bank National Association, One Group Mutual Funds, One Group Dealer
          Services, Inc. and Banc One Investment Advisor Corporation.

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                                  Amendment to
                            Agency Trading Agreement

     This Amendment to the Agency Trading Agreement (the "Agreement") is made effective April 1, 2002, by and between One Group Mutual Funds ("One Group"), One Group Dealer Services, Inc. (OGDS"), Banc One Investment Advisors Corporation ("BOIA"), and KeyBank National Association ("Key").

WHEREAS, pursuant to the Agreement dated as of August 14, 2001, Key agreed to serve as limited agent to accept orders for the purchase, exchange and redemption of shares of One Group by certain employee benefit plans and to perform other administrative and recordkeeping services with respect to the plans investments in One Group shares.

WHEREAS, OGDS serves as distributor for One Group; and

NOW THEREFORE, pursuant to Section 20 of the Agreement, One Group, OGDS, BOIA and Key agree to amend the Agreement in the following form. All capitalized terms shall have the same meaning as in the Agreement.

1.   The preamble is amended to add One Group Dealer Services, Inc. as a party.

2.   Section 8 is deleted and replaced with the following:

     8.   Representations of One Group and OGDS

          (a)  One Group represents that:

               (i) it has full power and authority to enter into and perform this Agreement and is duly authorized to appoint Key as its agent;

               (ii) it will promptly notify Key in the event that it is for any reason unable to perform any of its obligations under this Agreement.

          (b)  OGDS represents that:

               (i) it has full power and authority to enter into and perform this Agreement and is duly authorized to appoint Key as its agent;

               (ii) it is registered as a broker-dealer pursuant to the Securities Exchange Act of 1934, as amended;

               (iii) the Funds listed on Exhibit A attached hereto are
                     registered under applicable state securities laws in each of the 50 states of the United States, Washington D.C. and Puerto Rico; and

               (iv) it will promptly notify Key in the event that it is for any reason unable to perform any of its obligations under this Agreement.

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3.   The notice provision in Section 19 is amended to read:

     If to OGDS:

     One Group Dealer Services, Inc.
     1111 Polaris Parkway
     P.O. Box 711235
     Columbus, Ohio 73271-1235
     Attention: Bob Young
     Facsimile: 614-213-6331

4.   Exhibit F Compensation shall be amended as follows:

     In consideration of the services provided by Key under this Agreement, One Group and OGDS shall compensate Key as follows:

     OGDS shall pay to Key a 12b-1 fee in an amount equal to 25 basis points per annum of the average aggregate amount invested in the Funds through the Plans each calendar month.

     One Group shall pay to Key a sub-transfer fee of 10 basis points per annum of the average aggregate amount invested in the Funds through the Plans each calendar month. One Group will pay a portion of the fee equivalent to $18.00 per account annually. Any portion for the fee in excess of this amount shall be paid by BOIA.

     The average aggregate amount invested through the plans over a calendar month shall be computed by totaling daily balances during the month and dividing such total by the actual number of days in the month. The calculation of the fee shall be based upon the Fund's records held by the Fund's Transfer Agent.

     One Group agrees to provide an invoice and pay Key all fees within 30 business days after the last day of each quarter. Key shall advise One Group in writing within 30 business days of receipt of the invoice if Key disagrees with any information set forth on the invoice. All payments and invoices to Key shall be sent to: KeyBank National Association, P.O. Box 901937, Cleveland, OH 44190-1937.

The Agreement, as amended, shall remain in full force and effect.

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IN WITNESS THEREOF, One Group, OGDS, BOIA and Key have caused this Amendment to be executed by their duly authorized officers effective as of the date first written above.

One Group Dealer Services, Inc.           KeyBank National Association

/s/ Mark A. Beeson                        /s/ Brian Jaror
-------------------------                 ----------------------------
Name                                      Name

President                                 Director
-------------------------                 ----------------------------
Title                                     Title

4/18/02                                   4/17/02
-------------------------                 ----------------------------
Date                                      Date


                                          Banc One Investment
One Group Mutual Funds                    Advisors Corporation

/s/ Robert L. Young                       /s/ Mark A. Beeson
-------------------------                 ----------------------------
Name                                      Name

Treasurer                                 President
-------------------------                 ----------------------------
Title                                     Title

4/19/02                                   4/18/02
-------------------------                 ----------------------------
Date                                      Date